Exhibit A to Custody Agreement between the First Investors Funds listed below and The Bank of New York Mellon (as of March 1, 2010)

First Investors Income Funds

First Investors Cash Management Fund
First Investors Fund For Income
First Investors Government Fund
First Investors Investment Grade Fund

First Investors Tax Exempt Funds

First Investors Tax Exempt Fund
First Investors Tax Exempt Fund II
First Investors California Tax Exempt Fund
First Investors Connecticut Tax Exempt Fund
First Investors Massachusetts Tax Exempt Fund
First Investors Michigan Tax Exempt Fund
First Investors Minnesota Tax Exempt Fund
First Investors New Jersey Tax Exempt Fund
First Investors New York Tax Exempt Fund
First Investors North Carolina Tax Exempt Fund
First Investors Ohio Tax Exempt Fund
First Investors Oregon Tax Exempt Fund
First Investors Pennsylvania Tax Exempt Fund
First Investors Virginia Tax Exempt Fund

First Investors Life Series Funds

First Investors Life Series Cash Management Fund
First Investors Life Series Government Fund
First Investors Life Series High Yield Fund
First Investors Life Series Investment Grade Fund
First Investors Life Series Target Maturity 2010 Fund
First Investors Life Series Target Maturity 2015 Fund